As filed with the Securities and Exchange Commission on June 12, 2001 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PETsMART, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	94-3024325 (I.R.S. Employer Identification No.)

19601 N. 27th Avenue
Phoenix, AZ 85027
(602) 580-6100
(Address of principal executive offices)

1997 NON – OFFICER
EQUITY INCENTIVE PLAN

(Full title of the plan)

Scott A. Crozier
Senior Vice President and General Counsel
PETsMART, Inc.
19601 N. 27th Avenue
Phoenix, AZ 85027
(602) 580-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert J. Brigham, Esq.
COOLEY GODWARD LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities		Offering	Aggregate	Amount of
to be Registered	Amount to be Registered(1)	Price per Share(2)	Offering Price(2)	Registration Fee

Common Stock, (par value $.0001) per share	7,950,000 shares	See Notes to Calculation of	See Notes to Calculation of	$11,467.86
		Registration Fee	Registration Fee

(1)	This Registration Statement shall cover any additional shares of Common Stock which become issuable under the 1997 Non-Officer Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon (a) the average of the high and low prices of Registrant’s Common Stock on June 8, 2001 as reported on the Nasdaq National Market for shares reserved for future issuance pursuant to the 1997 Non-Officer Equity Incentive Plan, and (b) the weighted average exercise price, for shares subject to outstanding options granted by the Registrant under the 1997 Non-Officer Equity Incentive Plan.

NOTES TO CALCULATION OF REGISTRATION FEE

The chart below details the calculations of the Registration Fee:

	Number	Offering	Proposed Aggregate	Registration
	of Shares	Price per Share	Offering Price	Fee

Share issuable pursuant to outstanding options under the 1997
Non-Officer Incentive Plan	3,498,244 shares	$5.63	$19,695,114.00	$4,923.78

Shares reserved for future issuance pursuant to the 1997 Non-Officer Equity Incentive Plan	4,451,756 shares	$5.88	$26,176,325.00	$6544.08

Total	7,950,000 shares		$45,871,439.00	$11,467.86

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT
ON FORM S-8 FILE NO. 333-29431

      The contents of the Registration Statement on Form S-8 (File No. 333-29431) filed with the Securities and Exchange Commission on June 17, 1997 are incorporated by reference herein.

EXHIBITS

Exhibit
Number	Description

5.1	Opinion of Cooley Godward LLP .

23.1	Consent of Deloitte & Touche LLP, independent accountants.

23.2	Consent of PricewaterhouseCoopers LLP, independent accountants.

23.3	Consent of PricewaterhouseCoopers LLP, independent accountants.

23.4	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24	Power of Attorney is contained on the signature pages.

99.1	1997 Non-Officer Equity Incentive Plan, as amended.

1.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on June 12, 2001.

PETSMART, INC

By: /s/ Philip L. Francis

Title:	Chairman of the Board of Directors, President and Chief Executive Officer

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip L. Francis and Scott A. Crozier and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Philip L. Francis Philip L. Francis	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	June 12, 2001

/s/ Thomas S. Liston Thomas S. Liston	Executive Vice President and Interim Chief Financial Officer (Principal Financial and Accounting Officer)	June 12, 2001

/s/ Norman E. Brinker Norman E. Brinker	Director	June 12, 2001

/s/ Lawrence A. Del Santo Lawrence A. Del Santo	Director	June 12, 2001

2.

Signature	Title	Date

/s/ Jane Evans Jane Evans	Director	June 12, 2001

/s/ Richard K. Lochridge Richard K. Lochridge	Director	June 12, 2001

/s/ Barbara A. Munder Barbara A. Munder	Director	June 12, 2001

/s/ Walter J. Salmon Walter J. Salmon	Director	June 12, 2001

/s/ Thomas G. Stemberg Thomas G. Stemberg	Director	June 12, 2001

3.

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Deloitte & Touche LLP, independent accountants.

23.2	Consent of PricewaterhouseCoopers LLP, independent accountants.

23.3	Consent of PricewaterhouseCoopers LLP, independent accountants.

23.4	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24	Power of Attorney is contained on the signature pages.

99.1	1997 Non-Officer Equity Incentive Plan, as amended.

4.